Exhibit 99.1
News release via Canada NewsWire, Vancouver 604-669-7764

            Attention Business Editors:
            New Gold Completes Cdn$1.2 Billion Business Combination with Western
            Goldfields

            VANCOUVER and TORONTO, June 1 /CNW/ - New Gold Inc. (TSX and NYSE Amex:
NGD) ("New Gold") and Western Goldfields Inc. (TSX: WGI and NYSE Amex: WGW)
("Western Goldfields") are pleased to announce that they have completed their previously announced business combination (the "Transaction"). The Transaction was completed by way of a plan of arrangement (the "Plan of Arrangement") that was approved by the New Gold and Western Goldfields shareholders on May 13 and
14, 2009, respectively and which received final court approval on May 27,
2009.
            "The closing of this transaction represents another significant step for
New Gold as we continue to deliver on our growth strategy which we had promised our shareholders approximately one year ago," said Robert Gallagher,
President and Chief Executive Officer of New Gold. "We are excited to bring the Mesquite Mine into our portfolio of assets as we continue to focus on growth by enhancing our operations, continuing the development of New Afton and pursuing strategic acquisition opportunities."
            Randall Oliphant, Executive Chairman added, "As we now have the company fully funded, New Gold finds itself in a strong position, with growing production and cash flow enabling it to become the leading intermediate gold producer".
            Pursuant to the Plan of Arrangement, New Gold acquired all of the issued and outstanding common shares of Western Goldfields in consideration for the issuance by New Gold of one common share of New Gold and Cdn$0.0001 for each
Western Goldfields common share outstanding. All of the stock options of
Western Goldfields outstanding at the effective time of the arrangement were replaced by options to purchase common shares of New Gold. All outstanding warrants to acquire common shares of Western Goldfields will, pursuant to their terms, be exercisable for common shares of New Gold and the nominal cash consideration.
            Pursuant to the plan of arrangement, New Gold has issued an aggregate of approximately 143 million common shares of New Gold to the former shareholders of Western Goldfields and authorized the issuance of an additional 12 million common shares upon the exercise of the stock options and warrants held by the former security holders of Western Goldfields. As at June 1, 2009, following completion of the Transaction, there are approximately 356 million issued and outstanding common shares of New Gold.
            The TSX will disseminate a notice announcing the delisting of the Western
Goldfields shares. Upon notification of the closing of the Transaction, the
NYSE Amex will suspend trading of the Western Goldfields shares and the NYSE
Amex will file a Form 25. Western Goldfields shareholders should send in their completed and executed letters of transmittal and Western Goldfields share certificates to New Gold's transfer agent, Computershare Trust Company of
Canada as soon as possible in order to receive the consideration to which they are entitled pursuant to the arrangement. A copy of the letter of transmittal is available on SEDAR at www.sedar.com under the Western Goldfields profile.
            The Plan of Arrangement contemplated certain steps, including a merger of
Western Goldfields with a wholly-owned subsidiary of New Gold, so as to permit the Transaction to qualify as a tax-deferred reorganization for U.S. federal income tax purposes if certain technical requirements under the U.S. Internal
Revenue Code were met. Western Goldfields and New Gold have determined that it is unlikely that these requirements were met, and accordingly, as contemplated under the terms of the Business Combination Agreement, have amended the Plan of Arrangement so that the merger of Western Goldfields with a wholly-owned subsidiary of New Gold and certain other steps will not occur. As a result, the Transaction will not qualify as a tax-deferred reorganization for U.S.
federal income tax purposes, and U.S. shareholders of Western Goldfields generally should fully recognize a gain or loss upon exchanging their Western
Goldfields common shares for New Gold common shares, as described in detail under the heading "Certain United States Federal Income Tax Considerations" in
the Joint Management Information Circular Supplement dated April 8, 2009 which is available on SEDAR.
            Randall Oliphant, Ray Threlkeld, Vahan Kololian and Martyn Konig, Western
Goldfields directors have been appointed to the New Gold board of directors and Brian Penny and Wes Hanson of Western Goldfields will join the New Gold
Management as Executive Vice President and Chief Financial Officer, and Vice
President Technical Services respectively, effective at the closing of the
Transaction.
            New Gold would like to take this opportunity to thank Clifford Davis, the departing New Gold Director, for his invaluable contributions to the board of
New Gold, and especially for his dedication to the development of the New
Afton project prior to the three-way transaction last year. New Gold would also like to recognize and thank Gerald Ruth, outgoing Western Goldfields director for his commitment and contributions to Western Goldfields over the years. In addition, we would also like to extend our gratitude and best wishes to Basil Huxham, former Executive Vice President and Chief Financial Officer of New Gold, who has retired. His dedication to New Gold and previously Peak
Gold Ltd., has been instrumental in building a strong intermediate gold mining company.

            About New Gold

            New Gold is an intermediate gold mining company, headquartered in
Vancouver, British Columbia, Canada with three operating assets; the Mesquite
Mine in the United States, Cerro San Pedro Mine in Mexico and the Peak Mines
in Australia. The newly combined company is expected to produce between
330,000 and 360,000 ounces of gold in 2009, growing to over 400,000 ounces in
2012 and have significant reserves and resources with a strong portfolio of mining, development and exploration assets in mining friendly jurisdictions.
For further information on New Gold, please visit www.newgold.com.

            CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

            Certain information contained in this press release, including any information relating to the  transaction and New Gold or Western Goldfields future financial or operating performance may be deemed "forward looking". All statements in this press release, other than statements of historical fact, that address events or developments that New Gold or Western Goldfields expects to occur, are "forward-looking statements". Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "does not expect", "plans",
"anticipates", "does not anticipate", "believes", "intends", "estimates",
"projects", "potential", "scheduled", "forecast", "budget" and similar expressions, or that events or conditions "will", "would", "may", "could",
"should" or "might" occur. All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond New Gold or
Western Goldfields' ability to control or predict. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to known and unknown risks, uncertainties and other factors that may cause New
Gold or Western Goldfields' actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Many of these assumptions are based on factors and events that are not within the control of New Gold and Western
Goldfields and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements; fluctuations in the international currency markets and in the rates of exchange of the currencies of Canada, the United States, Australia, Brazil, Mexico and Chile; price volatility in the spot and forward markets for commodities; impact of any hedging activities, including margin limits and margin calls; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries;
changes in national and local government legislation in Canada, the United
States, Australia, Brazil, Mexico and Chile or any other country in which New
Gold and Western Goldfields currently or may in the future carry on business;
taxation; controls, regulations and political or economic developments in the countries in which New Gold and Western Goldfields does or may carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits; diminishing quantities or grades of reserves; competition; loss of key employees;
additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labour disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as "Risk Factors" and "Risks and
Uncertainties" included in the Annual Information Form/10-K and MD&A and other filings for each of New Gold and Western Goldfields available at
www.sedar.com. Forward-looking statements are not guarantees of future performance, and actual results and future events could materially differ from those anticipated in such statements. All of the forward-looking statements contained in this press release are qualified by these cautionary statements.
New Gold and Western Goldfields expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, events or otherwise, except in accordance with applicable securities laws.

            %CIK: 0001394186

            /For further information: Melanie Hennessey, Vice President Investor
Relations, Direct: (604) 639-0022, Toll-free: 1-888-315-9715, Email:
info(at)newgold.com/
            (NGD. NGD NGD WGI. WGW WGW)

CO:  New Gold Inc.; Western Goldfields Inc.

CNW 10:44e 01-JUN-09